Exhibit 99

RF Monolithics Announces Additional Focus on M2M Business with the Appointment of Farlin Halsey as Senior Vice President of Marketing and M2M Business

DALLAS--(BUSINESS WIRE)--April 5, 2010--RF Monolithics, Inc. (NASDAQ: RFMI) (“RFM” or “the Company”) today announced that with the continued strengthening and maturing of the M2M market, additional emphasis and resources will be directed towards it. Additionally, the Company has appointed Farlin A. Halsey, as Senior Vice President of Marketing and M2M Business.

“We continue to confirm our strategic focus on the M2M market, with emphasis on wireless sensor networks. We recently increased the amount of resources we are devoting to support future growth. The appointment of Farlin to manage the M2M business shows we are solidifying our commitment to and strategic focus on the M2M market. We are enthused about the opportunities for growth in this emerging market,” stated David M. Kirk, President and Chief Executive Officer.

Farlin A. Halsey, Senior Vice President of Marketing and M2M Business, stated, “We are excited to leverage our existing M2M presence with additional promotion and expanded product roadmaps. We believe these actions will drive our future success in the M2M market. Our initial effort is to develop much greater awareness for RFM, and its products. We have introduced several new products in the past 12-18 months that will have an increasing impact as we go forward. We are currently targeting wireless sensor network applications in the M2M market that are best suited for our existing capabilities.”

About RFM

RF Monolithics, Inc., headquartered in Dallas, Texas, is a provider of solutions-driven, technology-enabled wireless connectivity for a broad range of wireless applications—from individual standardized and custom components to modules for comprehensive industrial wireless sensor networks and machine-to-machine (M2M) technology. For more information on RF Monolithics, Inc., please visit the Company’s website at http://www.RFM.com.

Forward-Looking Statements

This news release contains forward-looking statements, made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Statements of the plans, objectives, expectations and intentions of RFM and/or its wholly-owned subsidiaries (collectively, the “Company” or “we”) involve risks and uncertainties. Statements containing terms such as “believe”, “expect”, “plan”, “anticipate”, “may” or similar terms are considered to contain uncertainty and are forward-looking statements. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our mission and vision, future financial and operating results. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to economic conditions as related to our customer base, collection of receivables from customers who may be affected by economic conditions, maintaining favorable terms of sales with customers and suppliers, the highly competitive market in which we operate, rapid changes in technologies that may displace products sold by us, declining prices of products, our reliance on distributors, delays in product development efforts, uncertainty in customer acceptance of our products, changes in our level of sales or profitability, manufacturing and sourcing risks, availability and lead times of raw materials, cost of components for our products, product defects and returns, as well as the other risks detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended August 31, 2009. We do not assume any obligation to update any information contained in this release.

CONTACT:
RF Monolithics, Inc.
Buddy Barnes, 972-448-3789
Chief Financial Officer
bbarnes@rfm.com